FIRST AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of December 9, 2020 (the "Effective Date") is made by and among MODUSLINK CORPORATION, a Delaware corporation ("Borrower"), SOL HOLDINGS, INC., a Delaware corporation ("Sol"), SALESLINK MEXICO HOLDINGS CORP., a Delaware corporation ("Saleslink", Sol and Saleslink, together the "Guarantors", and each, individually, a "Guarantor"), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as successor by assignment from MidCap Financial Trust, as administrative agent, individually as a Lender, and as administrative agent (in such capacity, "Agent"), for itself and the Lenders (as hereinafter defined).
RECITALS:
A.Pursuant to that certain Credit and Security Agreement dated as of December 31, 2019 (as the same may be amended, renewed, restated, replaced, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Borrower, Guarantors, the other Credit Parties from time to time party thereto, Agent and the financial institutions party thereto ("Lenders"), Lenders agreed to make certain loans and other financial accommodations to Borrower. Capitalized terms used herein without definition shall have the meanings contained in the Credit Agreement.
B.Borrower has requested consent of Agent and Lenders to make a Restricted Distribution in an amount not to exceed $50,000,000 to Holdings.
C.Section 5.3 of the Credit Agreement prohibits Restricted Distributions other than Permitted Distributions.
D.Borrower has further requested certain modifications to the calculation of the Borrowing Base and certain other amendments to the Credit Agreement as set forth herein.
E.The Borrower has requested, and Agent and Lenders have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement to, inter alia, permit the making of the Special Distribution and the amendments set forth herein.
AGREEMENTS:
Therefore, for good and valuable consideration, the parties hereto agree as follows:
1.Recitals. Each party hereto acknowledges and agrees that the above Recitals are true, accurate, and correct in all respects and that such Recitals are incorporated into this Amendment by reference herein.

2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties contained in Section 5 below, Agent, Lenders and Borrower hereby agree to amend the Credit Agreement as of the Effective Date as follows:
(a)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the defined terms "Borrowing Base" and "Qualified Cash" in their entirety to read as follows:
"Borrowing Base" means:
(a)    the product of (i) seventy-five percent (75%) multiplied by (ii) the aggregate net amount at such time of the Eligible Accounts; plus
(b)    the least of (i) fifty percent (50%) multiplied by the Net Orderly Liquidation Value of the Eligible Inventory, (ii) sixty-five (65%) multiplied by the value of the Eligible Inventory, valued at the lower of first-in-first-out cost or market cost, and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of the applicable Inventory, and (iii) $4,500,000; minus
(c)    the amount of any reserves (including, without limitation, the Dilution Reserve, the Overdue AP Reserve and any Landlord Reserves) and/or adjustments provided for in this Agreement.
"Qualified Cash" means, as of any date of determination, the aggregate amount of unrestricted (i.e., subject to no Liens or encumbrances (other than the Lien in favor of Agent for the benefit of Agent and Lenders) and against which no check or other commitments have been made) cash on-hand or Cash Equivalents of the Credit Parties maintained in deposit accounts or securities accounts, as applicable, in the United States in the name of a Credit Party as of such date, which deposit accounts and securities accounts are subject to Deposit Account Control Agreements or Securities Account Control Agreements, as applicable, in each case, in favor of Agent for the benefit of Agent and Lenders.
(b)Section 1.1 of the Credit Agreement is hereby further amended to add definitions of the following defined terms in proper alphabetical order as follows:
"Amendment No. 1" means that certain First Amendment to Credit and Security Agreement dated as of the Amendment No. 1 Effective Date by and among Borrower, the other Credit Parties party thereto and Agent on behalf of Lenders.
"Amendment No. 1 Closing Fee" has the meaning provided in Amendment No. 1.

"Amendment No. 1 Effective Date" means December 9, 2020.
"Cash Equivalents" means (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition; (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition; (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition; (iv) money market or mutual funds whose investments are limited to a minimum of 99.5% of those types of investments described in clauses (i)-(iii) above; and (v) other Investments reasonably satisfactory to Agent that are permitted under this Agreement and subject to a Securities Account Control Agreement.
"Liquidity" means, as of any date of determination, the sum of (a) Excess Availability, as of the last day of the most recently ended calendar month and (b) Qualified Cash, as of the last day of the most recently ended calendar month.
"Special Distribution" has the meaning set forth in the definition of the term "Permitted Distributions".
"Specified Availability" means, as of any date of determination, the sum of (a) Excess Availability, and (b) Suppressed Availability, in each case, as of such date.
"Suppressed Availability" means, as of any date of determination, the difference between (a) the amount of the Borrowing Base and (b) the aggregate Revolving Loan Commitment Amount of all Lenders, in each case, as of such date; provided, that, if the result of the foregoing is a negative number, then Suppressed Availability shall equal zero.
(c)The definition of the term "Permitted Distributions" set forth in Section 1.1 of the Credit Agreement is hereby amended (i) to delete the word "and" at the end of clause (d) thereof, (ii) to amend and restate clause (e) in its entirety as follows, and (iii) to add a new clause (f) at the end of such definition as follows:
(e)    dividends by ModusLink to Holdings in an aggregate amount not to exceed $2,000,000 in any fiscal year of Borrowers, so long as (i) no Event of Default has occurred and is continuing at the time of making such dividend or would result therefrom, (ii) Borrowers have Revolving Loan Availability, immediately before and for the period of 90 consecutive days after giving effect to such payment, of at least $3,000,000, and (iii) prior to making such dividend, Borrowers have delivered to Agent a certificate of a Responsible Officer of Borrower Representative, in form and substance reasonably satisfactory to Agent, demonstrating Borrowers' compliance with the financial covenants set forth in Article 6 of this Agreement on a pro forma basis after giving effect to the making of such dividend (with the Fixed Charge Coverage Ratio calculated as of the last day of the most recent month preceding the date on which the dividend is made for which financial statements were required to have been delivered under the Agreement, for the 12-month period ending on such date, as if such dividend were made on the first day of such period); provided that, if ModusLink makes the Special Distribution to Holdings, no additional dividends may be made by ModusLink to Holdings pursuant to this clause (e) during the fiscal year ending July 31, 2021; and
(f)    cash dividends in increments of at least $1,000,000 made during the period commencing on the Amendment No. 1 Effective Date and ending on July 31, 2021 by ModusLink to Holdings in an aggregate amount not to exceed $50,000,000 (the "Special Distribution"), so long as (i) no Event of Default has occurred and is continuing at the time of making any Special Distribution or would result therefrom, (ii) Borrowers have Revolving Loan Availability, immediately before and for the period of 90 consecutive days after giving effect to such payment, of at least $3,000,000, and (iii) prior to making any such payment, Borrowers have delivered to Agent a certificate of a Responsible Officer of Borrower Representative, in form and substance reasonably satisfactory to Agent, demonstrating Borrowers' compliance with the financial covenants set forth in Article 6 of this Agreement on a pro forma basis after giving effect to the making of such dividend (with the Fixed Charge Coverage Ratio calculated as of the last day of the most recent month preceding the date on which the dividend is made for which financial statements were required to have been delivered under the Agreement, for the 12-month period ending on such date, as if such dividend were made on the first day of such period).
(d)Section 2.1(b)(i) of the Credit Agreement is hereby amended to replace the reference to "two (2) Business Days" set forth therein with a reference to "one (1) Business Day".
(e)Section 2.2(f) of the Credit Agreement is hereby amended to add the following sentence at the end of such section as follows:
Notwithstanding the foregoing, any fee that may be owing by Borrowers pursuant to this Section 2.2(f) shall be decreased by the amount of the Amendment No. 1 Closing Fee paid to Agent on the Amendment No. 1 Effective Date.
(f)Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Section 6.1    Minimum Liquidity. Borrowers will not permit Liquidity to be less than $3,000,000 during the period from the Amendment No. 1 Effective Date until the earlier of (i) July 31, 2021 or (ii) the date which the Borrower has distributed the maximum amount ($50,000,000) of the Special Distribution set forth in clause (f) of the definition of Permitted Distribution or has permanently waived its ability to make any further Special Distributions by written notice to Agent.
(g)Section 7.2 of the Credit Agreement is hereby amended (i) to add the word "and" at the end of clause (e) thereof and (ii) to amend and restate clause (f) thereof in its entirety as follows:
(f) for any Revolving Loan Borrowing to be made on or after Amendment No. 1 Effective Date, evidence that Borrowers have Specified Availability of at least $3,000,000 as of such date.
3.Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to each of the following conditions precedent, each of which shall be in form and substance satisfactory to Agent:
(a)Agent shall have received a fully-executed copy of this Amendment, signed by Agent, Lenders, Borrower and the Guarantors;
(b)Agent shall have received payment in full in cash for the Amendment No. 1 Closing Fee (as defined below) and for all costs and expenses pursuant to Section 11 below; and
(c)no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.
4.Amendment Closing Fee. In consideration of the transactions contemplated by this Amendment, Borrower hereby agrees to pay the Agent a fee (the "Amendment No. 1 Closing Fee") in the amount equal to $50,000. The Amendment No. 1 Closing Fee shall be fully earned and due and payable on the date hereof, and non-refundable following payment thereof.
5.Representations and Warranties. Borrower and each Guarantor represents and warrants as of the date hereof that it has the full power and authority to execute, deliver and perform this Amendment and to incur the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and limited liability company, as applicable, action. Borrower and each Guarantor hereby further represents and warrants as of the date hereof that (a) the representations and warranties made respectively by such Credit Party in the Financing Documents are true and correct in all material respects (except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date); and (b) the execution and delivery by such Credit Party of this Amendment and the performance by such Credit Party of its obligations hereunder: (i) do not and will not violate any law or regulation applicable to such Credit Party; (ii) do not and will not violate any material agreement, order, decree or judgment by which such Credit Party is bound; and (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or other contractual obligation to which such Credit Party is a party, or by which such Credit Party's properties are bound.
6.Continuing Effect.
(a)Except as specifically modified and amended herein, all of the terms, covenants, conditions and agreements contained in the Credit Agreement shall remain in full force and effect. In the event of any inconsistency between this Amendment and any Financing Document, the provisions of this Amendment shall control. This Amendment shall constitute a Financing Document.
(b)The Credit Agreement and all of the other Financing Documents, each as amended hereby, are ratified and confirmed in all respects. Each Credit Party acknowledges and reaffirms its obligations under each Financing Document to which it is a party, in each case as amended, restated, supplemented or otherwise modified prior to or as of the date hereof. All Liens granted or created by, or existing under, the Financing Documents, as amended hereby, remain unchanged and continue, unabated, in full force and effect, to secure each Credit Party's obligation to repay the Loans and all other amounts under the other Financing Documents (as amended hereby). Nothing herein shall be deemed to waive, release or discharge the parties hereto from any obligations or liabilities under the Financing Documents, and nothing in this Amendment shall affect or impair any rights, remedies or powers which Agent or Lenders may have under the Financing Documents.
7.Free and Voluntary Act. Borrower and each Guarantor is freely and voluntarily entering into this Amendment and will enter into any other documents and take any action requested by Agent which is necessary to fulfill the agreements contemplated herein. Borrower and each Guarantor has individually read this Amendment and has discussed this Amendment with its respective legal, financial and other counsel. Borrower and each Guarantor understands this Amendment and the risk inherent in, and significance of, the same.
8.No Implied Terms. Any and all duties or obligations that Agent or Lenders may have to any of the Credit Parties are limited to those expressly stated in the Financing Documents as amended hereby, and neither the duties and obligations of Agent or Lenders nor the rights of the Credit Parties shall be expanded beyond the express terms of the Financing Documents as so amended.
9.Fair Consideration. Borrower and each Guarantor hereby acknowledges that adequate and valuable consideration has been given on behalf of Agent and Lenders, including Lenders' agreement to enter this Amendment, the receipt and sufficiency of which are hereby acknowledged.
10.Counterparts. This Amendment may be signed in any number of counterparts and may be executed by facsimile, email delivery or electronic signature, each of which shall be an original, with the same effect as if the signatures hereto and thereto were upon the same instrument.  Signatures by facsimile, email delivery or electronic signature or other electronic communication to this Amendment shall bind the parties to the same extent as would a manually executed counterpart.
11.Expenses. Borrower agrees to pay all reasonable out-of-pocket expenses of Agent actually incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including, without limitation, reasonable attorney's fees and expenses.
12.Binding Effect/Governing Law. This Amendment shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Agent and each Lender and each of the Credit Parties and their respective successors and permitted assigns, subject to the provisions of the Financing Documents as amended hereby. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

[Signature Pages Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

BORROWER:	MODUSLINK CORPORATION, a Delaware corporation By: /s/ Fawaz Khalil Name: Fawaz Khalil Title: Director

[Signatures continue on following page.]

GUARANTORS:	SOL HOLDINGS, INC., a Delaware corporation

By: /s/ Fawaz Khalil
Name: Fawaz Khalil
Title: Director

SALESLINK MEXICO HOLDING CORP., a Delaware corporation By: /s/ Fawaz Khalil Name: Fawaz Khalil Title: Director

[Signatures continue on following page.]

AGENT AND LENDER:

MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as Agent and a Lender

By: APOLLO CAPITAL MANAGEMENT, L.P., its investment manager

By: APOLLO CAPITAL MANAGEMENT GP, LLC, its general partner

By: /s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory